SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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AFL-CIO Housing Investment Trust

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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AFL-CIO HOUSING INVESTMENT TRUST

IMPORTANT NOTICE OF ADJOURNMENT

April 24, 2019

Re: Special Meeting of Participants of the AFL-CIO Housing Investment Trust

Dear Participant:

We are writing to notify you that the Special Meeting (the “Meeting”) of Participants of the AFL-CIO Housing Investment Trust (the “HIT”), originally scheduled for April 24, 2019, has been adjourned to May 14, 2019 at 11:00 a.m. (Eastern Time) to allow Participants additional time to review the enclosed supplement to the Proxy Statement. The Meeting will continue to be held at the offices of the HIT, 2401 Pennsylvania Ave., N.W., Suite 200, Washington, D.C. 20037.

At the Meeting, Participants will be asked to vote on the following proposal:

●	To elect Harry Thompson as a Class II Management Trustee, to hold office until the 2021 Annual Meeting or until his respective successor is elected and qualifies.

IF YOU HAVE PREVIOUSLY VOTED YOUR SHARES:

●	IF YOU DO NOT WISH TO CHANGE YOUR VOTE, NO ACTION IS NECESSARY. Unless we receive instructions from you to the contrary, we will vote your Units according to your previous instructions on any previously submitted proxy card(s) or pursuant to any instructions previously submitted by telephone or through the internet.

●	IF YOU WISH TO CHANGE YOUR VOTE, simply recast your vote by following the voting instructions as detailed in the Proxy Statement and proxy card. Any Participant giving a proxy may revoke it at any time before it is exercised by giving written notice to the HIT bearing a date no later than the date of the Meeting, by submission of a subsequent proxy no later than the date of the Meeting, or by voting in person at the Meeting, which any Participant of record on March 29, 2019 may do whether or not such Participant has previously given a proxy.

As you may recall from previous mailings, the Board recommends approval of the proposal listed above.

If you would like another copy of the Proxy Statement or if you have any questions about the proposal or the voting instructions, please call the HIT toll free at (866) 620-9554.

Sincerely,

/s/ Chang Suh

Chang Suh

Chief Executive Officer &

Co-Chief Portfolio Manager